EXHIBIT 9

                            ADMINISTRATION AGREEMENT

                                THE FLEX-PARTNERS
                            INTERNATIONAL EQUITY FUND


     This Agreement dated as of the 8th day of February, 1997, made by and between The Flex-Partners (the "Trust"), a business trust operating as an open-end investment company, duly organized and existing under the laws of the Commonwealth of Massachusetts, and Mutual Funds Service Co. ("Agent"), a corporation organized and existing under the laws of the State of Ohio.

                               W I T N E S S E T H

     WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for the Trust's series, International Equity Fund (the "Fund"); and

     WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), State Street Bank and Trust Company (the "Bank") performs the duties of Custodian of the securities and cash of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. The Trust hereby appoints Agent as its Transfer, Redemption and Dividend Disbursing Agent for the Trust's series, the International Equity Fund, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

     SECTION 2. Agent will maintain registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Agent is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions of Shares issued and outstanding from time to time for which issuance of Share Certificates was not requested. The Trust shall provide to the Agent reports for each Fund of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Agent is authorized to keep records for each Fund in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions from time to time owned by then for which no Share Certificates are outstanding.

     SECTION 3. Agent will issue Share Certificates for Shares of each Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Trust authorizes Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions, if any; shall credit the Unissued Certificate Account with the Shares and fractions issued; and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Agent has occasion to surrender for redemption Shares and fractions to the respective Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the unissued Certificate Account and the record of issued Shares outstanding.

     SECTION 4. Agent in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the written instructions of the Trust, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Agent. Agent may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Agent deems such refusal necessary in order to avoid any liability to any person.

     SECTION 5. In case of any request or demand for the inspection of the Share records of the Trust, Agent as Transfer Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

     SECTION 6. Prior to the daily determination of net asset value in accordance with the Trust's prospectus, Agent shall process all purchase orders received for each Fund since the last determination of each Fund's net asset value.

     Immediately after 4:00 p.m., Columbus time, on each day that the Trust and Agent are open for business or on any other day on which there is sufficient degree of trading in the Trust's portfolio securities that the current net asset value of a Fund's Shares might be materially affected, Agent shall obtain from the Trust a quotation (on which it may conclusively rely) of the net asset value per Share determined as of 4:00 p.m., Columbus time, on that day. Agent shall proceed to calculate for each Fund the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the Shareholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased for each Fund and confirm such number to the trust in writing.

     SECTION 7. Agent having made the calculations provided for in Section 6, shall thereupon for each Fund pay over the net asset value of Shares purchased to the Bank. The payment shall then be deposited in an account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares for each Fund shall then be issued daily and credited by Agent to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Agent to his separate account. Agent shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust if balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

     SECTION 8. Agent shall, for each Fund, prior to the daily determination of net asset value in accordance with the Trust's prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payment or the like. Thereupon, Agent shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Fund shall then quote to Agent the applicable net asset value, whereupon Agent shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Bank an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

     In lieu of carrying out the redemption procedures hereinabove provided for in this Section 8, Agent may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

     SECTION 9. The proceeds of redemption shall be remitted by Agent in accordance with the Trust's prospectus as follows:

     (a) By check mailed to Shareholder at his registered address. The request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange.

     (b) By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption procedure has been elected by the Shareholder on the Account Application. Any change in the designated bank or broker account will be accepted by Agent only if made in writing by the Shareholder with signature guaranteed as required by paragraph (a) of this
Section 9.

     (c) By check payable to the Shareholder of record and mailed to his registered address designated in the Account Application in the case of a telephone redemption.

                                    DIVIDENDS

     SECTION 10. It is mutually understood by the parties that the Fund intends to declare dividends to Shareholders, and that all dividends are to be automatically reinvested in additional Shares or remitted in accordance with the Trust's currently effective prospectus. The Agent shall compute the dividends per Share payable with respect to the account of each Shareholder and the number of additional Shares and fractional Shares to be issued with respect to such dividends. The Agent shall notify the Fund of the total number of additional Shares and fractional shares which have been issued. The Agent shall maintain records as to the additional shares and fractional Shares issued with respect to the account of each Shareholder.

     In the event that the Trust changes a dividend policy for a Fund or orders the distribution of any long-term gains with respect to a Fund, the Trust shall notify the Agent of such resolution of its Trustees declaring a dividend or other distribution, the amount payable per Share, the record date for determining Shareholders entitled to payment, the net asset value to be used for reinvestments of dividends and the payment date. The Agent shall, on the designated payment date, calculate the amount to be reinvested in Shares and fractional Shares for each Shareholder.

                               GENERAL PROVISIONS

     SECTION 11. Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and dividend reinvestments, in which will be noted and transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.

     SECTION 12. Agent agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said Act.

     SECTION 13. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of lists of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     SECTION 14. Except as set forth in Section 6, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

     SECTION 15. Agent shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

     SECTION 16. (a) Except as set forth below in this Section 16, the Trust shall indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by Agent in connection with any such action, suit, or claim. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Trust shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Trust notice and reasonable opportunity to defend any such action, suit, or claim, in the name of the Trust or Agent or both.

     Without limiting the foregoing:

          (i) Agent may rely upon the advice of the Trust, or of counsel, who may be counsel for the Trust or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Agent shall not be liable.

          (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Trustees of the Trust, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

          (iii) Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

     (b) Notwithstanding the provisions of Paragraph (a), it is intended that insofar as Agent may in the future be liable for the consequences of any payments upon forged instruments or of oversights, errors or omissions by Agent, such liability shall be borne by Agent's insurance carriers. In the event of any loss occurring which is attributable to any payment upon a forged instrument, oversight, error or omission by Agent, Agent shall use its best efforts to have its insurance carriers bear the loss.

     SECTION 17. Agent is authorized, upon receipt of specific written instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Agent upon redemption of Shares without a signature guarantee and upon the request of Agent the Trust shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity. Agent shall notify the Trust of any such action, suit or claim with 30 days after receipt by Agent of notice thereof.

     SECTION 18. The Trust shall promptly cause to be turned over to Agent all records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Agent under this Agreement.

     SECTION 19. The Trust shall file with Agent a certified copy of each resolution of its Board of Trustees authorizing the execution of written instructions or the transmittal of oral instructions.

     SECTION 20. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and the Agent.

     SECTION 21. Either the Trust or Agent may give 30 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 22. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

                  IF TO THE FUND:
                  The Flex-Partners
                  International Equity Fund
                  6000 Memorial Drive
                  Dublin, OH  43017

                  IF TO AGENT:
                  Mutual Funds Service Co.
                  6000 Memorial Drive
                  Dublin, OH  43017

     SECTION 23. The Trust represents and warrants to Agent that the execution and delivery of this Administration Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Trustees of the Trust.

     SECTION 24. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 25. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Agent or by Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

                                            THE FLEX-PARTNERS
                                            INTERNATIONAL EQUITY FUND


                                            By: /s/ Wesley F. Hoag
                                            --------------------------------

                                            MUTUAL FUNDS SERVICE CO.


                                            By: /s/ Donald F. Meeder
                                            --------------------------------

                          MUTUAL FUNDS SERVICE COMPANY

                    FEE SCHEDULE FOR STOCK TRANSFER, DIVIDEND
                   DISPURSING AND SHAREHOLDER SUPPORT SERVICES


CURRENT FEE SCHEDULE

A.   STOCK TRANSFER AND DIVIDEND DISBURSING AND SHAREHOLDER SUPPORT SERVICES

                                 THE GREATER OF

     MINIMUM ANNUAL FEE - $4,000 for each Fund or each Class of Shares (payable monthly based upon an annual per account fee as follows):

     $15 per shareholder account on each Fund or each Class of Shares except the Money Market and Institutional Funds

                                       OR

     BASIS POINT FEE (Based on average annual net assets - payable monthly)

     10 Basis Points on Equity Funds (The Highlands Growth, Muirfield, Total Return Utilities, Utilty Growth Class A, Utility Growth Class C, Tactical Asset Allocation Class A, Tactical Asset Allocation Class C, Core Equity, and International Equity)

     6 Basis Points on Daily Accrual Funds (Bond, Money Market, and
     Institutional)

B.   In addition, all out-of-pocket expenses shall be separately charged.

                          ACCOUNTING SERVICES AGREEMENT

                                THE FLEX-PARTNERS
                            INTERNATIONAL EQUITY FUND


     THIS AGREEMENT, dated the 8th day of February, 1997, made by and between THE FLEX-PARTNERS (the "Trust"), a mutual fund organized as a business trust under the laws of the Commonwealth of Massachusetts and operating as an open-end investment company comprised of its fifth series, which has been designated the INTERNATIONAL EQUITY FUND (the "Fund"), and MUTUAL FUNDS SERVICE CO. ("Agent"), a corporation duly organized and existing in the State of Ohio;

                                WITNESSETH THAT:

     WHEREAS, the Trust desires to appoint the Agent as its Accounting Services Agent for the Funds to perform certain accounting and record keeping functions required of a duly registered investment company; to file certain financial reports; to maintain and preserve certain books, accounts, and records as the basis for such reports; and to perform certain daily functions in connection with such accounts and records;

     WHEREAS, the Agent is willing to perform such functions upon the terms and conditions herein set forth; and

     WHEREAS, pursuant to a separate Agreement, the Agent will perform the duties of administrator, transfer agent, and dividend disbursing agent for the Funds,

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. The Trust shall turn over to the Agent all of the accounts and records previously maintained for each Fund by or for the Trust. The Agent shall be entitled to rely exclusively on the completeness and correctness of the accounts and records turned over to it by the Trust, and the Trust shall indemnify and hold the Agent harmless of and for any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any errors, omission, inaccuracy, or other deficiency of such accounts and records or in the failure of the Trust to provide any portion of such or to provide any information needed by the Agent knowledgeably to perform its functions hereunder.

     Section 2. The Agent shall examine and review each Fund's existing accounts, records, and other documents, and systems in order to determine or recommend how such accounts, records, and other documents, and systems shall be maintained.

     Section 3. Upon receipt of necessary information and appropriate instructions from the Trust, the Agent shall maintain and keep current the following books, accounts, records, journals, or other records of original entry, relating to the business of each Fund, and necessary or advisable for compliance with applicable regulations, including Rules 31(a)-1 and 31(a)-2, of the Investment Company Act of 1940, as amended, and as may be mutually agreed to between the Trust and the Agent:

         (a)      Cash Receipts
         (b)      Cash Disbursements
         (c)      Dividend Record
         (d)      Purchase and Sales of Portfolio Securities
         (e)      Subscription and Redemption Journals
         (f)      Security Ledger
         (g)      Broker Ledger
         (h)      General Ledger
         (i)      Daily Expense Accruals
         (j)      Daily Interest Accruals
         (k)      Securities and Monies borrowed or loaned and collateral
                       therefor
         (l)      Trial Balances

     Unless appropriate information necessary to perform the above functions is furnished to the Agent in a timely manner, the Agent shall incur no liability to the Trust or any other person.

     It shall be the responsibility of the Trust to furnish the Agent with the declaration, record, and payment dates and amounts of any dividends or income and any other special actions required concerning the Securities of each Fund.

     The Agent shall maintain all accounts and records above mentioned as required by regulation and as agreed upon between the Trust and the Agent.

     Section 4. Upon receipt by the Agent of written or oral instructions, the Agent shall make proper accounting entries in accordance therewith. The Trust shall direct that each broker-dealer, or other person through whom a transaction has occurred, shall send a confirmation thereof to the Agent. The Agent shall verify this confirmation against the written or oral instructions when received from the Trust and forward the confirmation to the Custodian. The Agent shall promptly notify the Trust of any discrepancy between the confirmation and the Trust's written instructions when received from the Trust but shall incur no responsibility or liability for such discrepancy. The Trust shall cause any necessary corrections to be made and shall advise the Agent and the Custodian accordingly.

     Section 5. The Agent shall calculate each Fund's net asset value in accordance with the Trust's currently effective prospectus, once daily.

     The Agent shall prepare and maintain a daily evaluation of Securities for which market quotations are available by the Agent's use of Bloomberg Financial Markets and ILX Quotation Services; all other Securities shall be evaluated in accordance with the Trust's written instructions, and the Agent shall have no responsibility or liability for the accuracy of the information supplied by the Trust or upon the written instructions.

     The Trust assumes all responsibility for computation of "amortized cost", valuation of securities, and all valuations not ascertainable solely by mechanical procedures.

     Section 6. At the end of each month, the Agent shall obtain from the Custodian a monthly statement of cash and portfolio transactions, which shall be reconciled with the Agent's accounts and records maintained for each Fund. The Agent shall report any discrepancies to the Custodian, and report any unreconciled items to the Trust.

     Section 7. The Agent shall supply daily and periodic reports to the Trust, as required by law or regulation, and as requested by the Trust and agreed upon by the Agent.

     Section 8. The Trust shall report and confirm to the Transfer Agent all Share purchases and redemptions of which it is aware. The Agent shall obtain from the Transfer Agent daily reports of Share purchases, redemptions, and total shares outstanding.

     The Agent shall reconcile outstanding Shares with the Transfer Agent periodically and certify at least monthly to the Trust the reconciled Share balance outstanding.

     Section 9. The accounts and records of the Funds maintained by the Agent shall be the property of the Trust, and shall be made available to the Trust, within a reasonable period of time, upon demand. The Agent shall assist the Trust's independent auditors, or upon approval of the Trust, or upon demand, any regulatory body, in any requested review of a Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic review. Upon receipt from the Trust of the necessary information, the Agent shall supply the necessary data for the Trust's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders of the Funds, and such other reports and information requests as the Trust and the Agent shall agree upon from time to time.

     Section 10. The Agent and the Trust may from time to time adopt uniform or standing procedures, and the Agent may conclusively assume that any procedure approved by the Trust, or directed by the Trust, does not conflict with or violate any requirements of its prospectus, Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Trust shall be responsible to notify the Agent of any changes in regulations or rules which might necessitate changes in the Agent's procedures.

     Section 11. The Agent may rely upon the advice of the Trust and upon statements of the Trust's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and the Agent shall not be liable for any actions taken in good faith upon such statements.

     Section 12. The Agent shall not be liable for any action taken in good faith reliance upon any authorized oral instructions, any written instructions, any certified copy of any resolution of the Trustees of the Trust or any other document reasonably believed by the Agent to be genuine and to have been executed or signed by the proper person or persons. The Trust will send written instructions to cover oral instructions, and the Agent will compare the information against the oral instructions previously furnished. The Agent will inform the Trust immediately of any noted discrepancy or will request, if no written instruction is received in a reasonable time, that the Trust forward same to Agent.

     The Agent shall note be held to have notice of any change of authority of any officer, employee, or agent of the Trust until receipt of notification thereof by the Trust.

     In addition to indemnification expressly provided elsewhere in this Agreement, the Trust shall indemnify and hold harmless the Agent from all claims and liabilities (including reasonable expenses for legal counsel) incurred by or assessed against the Agent in connection with the performance of this Agreement, except such as may arise from the Agent's own negligent action, omission, or willful misconduct; provided, however, that before confessing any claim against it, the Agent shall give the Trust reasonable opportunity to defend against such claim in the name of the Trust, the Fund or the Agent or any of them.

     Section 13. The Shareholders, Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder as provided for in the Declaration of Trust.

     Section 14. The Trust agrees to pay the Agent compensation for its services and to reimburse it for expenses, as set forth in a Schedule attached hereto, or as shall be set forth in amendments to such Schedule approved by the Trust and the Agent.

     Section 15. Nothing contained in this Agreement is intended to or shall require the Agent, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Agent are open.

     Section 16. This Agreement may be terminated by either party upon 60 days' prior written notice.

     Section 17. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

     If to the Trust:

                  The Flex-Partners
                  International Equity Fund
                  Attention:  Robert S. Meeder, President
                  c/o R. Meeder & Associates, Inc.
                  6000 Memorial Drive
                  Box 7177
                  Dublin, OH 43017

                  If to the Agent:

                  Mutual Funds Service Co.
                  6000 Memorial Drive
                  Box 7177
                  Dublin, OH 43017

     Section 18. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 19. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Agent, or by the Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     Section 20. This Agreement shall be governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

THE FLEX-PARTNERS
INTERNATIONAL EQUITY FUND


By: /s/ Wesley F. Hoag
----------------------------


MUTUAL FUNDS SERVICE CO.


By: /s/ Donald F. Meeder
----------------------------

                            MUTUAL FUNDS SERVICE CO.

                      FEE SCHEDULE FOR ACCOUNTING SERVICES
                            INTERNATIONAL EQUITY FUND


A. MINIMUM ANNUAL FEE - $30,000 (Based upon average net assets - payable monthly)


     BASIS POINT FEE

     3 Basis Points on first $100 million of assets
     2 Basis Points on next $150 million of assets
     1 Basis Point on assets over $250 million

B. In addition, all out-of-pocket expenses shall be separately charged, shall include but not be limited to: printed forms, postage, overnight mail, and telephone expense.